Exhibit 99.1

NEWS

INVESTOR CONTACT: (818)225-3550
David Bigelow or Lisa Riordan

MEDIA CONTACT: (800)796-8448

COUNTRYWIDE REPORTS APRIL 2005 OPERATIONAL DATA
– SERVICING PORTFOLIO SURPASSES $900 BILLION LEVEL –
– MORTGAGE LOAN PIPELINE INCREASES TO $66 BILLION –
– TOTAL ASSETS AT COUNTRYWIDE BANK REACH $56 BILLION –

CALABASAS, CA (May 9, 2005) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended April 30, 2005. Highlights included the following:

•	Mortgage loan fundings for the month of April totaled $34 billion, a decline of 5 percent from last month, and down 4 percent from April 2004. Since there were 2 fewer working days, loan fundings on an average daily basis in April rose by 4 percent as compared to last month. Total mortgage loan fundings year-to-date reached $126 billion.

–	Monthly purchase volume reached $17 billion, an increase of 2 percent from last month and 22 percent greater than April 2004. Year-to-date purchase activity totaled $58 billion.

–	Adjustable-rate loan fundings of $20 billion were essentially flat from last month but 24 percent more than April 2004. Year-to-date adjustable-rate fundings reached $68 billion.

–	Monthly home equity loan fundings grew by 3 percent from last month to reach $3.5 billion, and were 57 percent higher than April 2004, bringing year-to-date home equity production to $12 billion.

–	Nonprime loan lending was $2.9 billion for the month of April, a decrease of 13 percent from the prior month, but an increase of 6 percent from April 2004. This brought year-to-date nonprime lending to $13 billion.

•	Average daily mortgage loan application activity in April climbed to $2.6 billion, up 9 percent over last month and was 26 percent greater than April 2004. The mortgage loan pipeline climbed to $66 billion at April 30th, its highest level since July 2003, driven in part by a decline in the 10-year US Treasury yield since March 31, 2005. The pipeline at the end of April 2005 was 12 percent more than last month and 20 percent higher than April 2004.

•	The mortgage loan servicing portfolio continued to climb, reaching $914 billion, an increase of $221 billion, or 32 percent, from April 2004.

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Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com

Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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•	Securities trading volume at Capital Markets totaled $254 billion, a decline of 22 percent from last month, and down 8 percent from April 2004. Year-to-date securities trading volume totaled $1.1 trillion.

•	Total assets at Countrywide Bank reached $56 billion, advancing 10 percent over last month and rising 125 percent over April 2004’s level.

•	Monthly net earned premiums at Balboa were $68 million, rising 2 percent over last month and up 8 percent over April 2004. Year-to-date net earned premiums totaled $268 million.

•	Subservicing volume at Global Home Loans was $116 billion, up 7 percent from April 2004.

“The second quarter of 2005 opened with solid operational results,” said Stanford L. Kurland, President and Chief Operating Officer. “April highlights included the servicing portfolio surpassing the $900 billion mark and Bank assets reaching $56 billion. Average daily applications were robust at $2.6 billion, up on both a sequential and year-over-year basis. The mortgage loan pipeline of $66 billion suggests continued strength in mortgage loan fundings for the near-term.”

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services prime and nonprime loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Life and Casualty Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

(tables follow)

Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com

Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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	Month Ended		Year-to-Date
	April 30,	April 30,	April 30,
	2005	2004	2005
LOAN PRODUCTION
Number of Working Days in the Period	21	22	82
Average Daily Mortgage Loan Applications	$2,565	$2,041	$2,347
Mortgage Loan Pipeline (loans-in-process)	$65,791	$54,836
Commercial Real Estate Loan Pipeline (loans-in-process)	$361	$—

Loan Fundings:
Consumer Markets Division	$10,944	$11,115	$39,029
Wholesale Lending Division	5,738	7,727	23,095
Correspondent Lending Division	12,275	14,362	45,582

Total Mortgage Banking	28,957	33,204	107,706
Capital Markets	629	494	4,819
Treasury Bank (2)	4,819	2,147	13,340

Total Mortgage Loan Fundings	34,405	35,845	125,865
Commercial Real Estate Fundings	112	—	676

Total Loan Fundings	$34,517	$35,845	$126,541

Loan Fundings in Units:
Consumer Markets Division	66,748	75,880	247,082
Wholesale Lending Division	29,500	42,114	119,558
Correspondent Lending Division	62,239	77,570	239,252

Total Mortgage Banking	158,487	195,564	605,892
Capital Markets	2,665	1,463	20,694
Treasury Bank (2)	38,171	21,909	111,050

Total Mortgage Loan Fundings in Units	199,323	218,936	737,636
Commercial Real Estate Units	9	—	35

Total Loan Fundings in Units	199,332	218,936	737,671

Mortgage Loan Fundings:
Purchase (3)	$16,913	$13,883	$58,133
Non-purchase (3)	17,492	21,962	67,732

Total Mortgage Loan Fundings	$34,405	$35,845	$125,865

Mortgage Loan Fundings by Product:
Government Fundings	$792	$1,491	$2,929
ARM Fundings	$19,583	$15,739	$68,228
Home Equity Fundings	$3,519	$2,242	$12,282
Nonprime Fundings	$2,922	$2,765	$12,742

MORTGAGE LOAN SERVICING (4)
Volume	$914,465	$693,768
Units	6,622,839	5,372,526
Subservicing Volume (5)	$25,737	$15,028
Subservicing Units	232,972	163,842
Prepayments in Full	$16,608	$23,557	$61,615
Bulk Servicing Acquisitions	$4,665	$1,122	$22,596
Portfolio Delinquency (%) – CHL (6)	3.31%	3.19%
Foreclosures Pending (%) – CHL (6)	0.39%	0.38%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	April 30,	April 30,	April 30,
	2005	2004	2005
LOAN CLOSING SERVICES (units)
Credit Reports	807,247	626,142	3,071,071
Flood Determinations	287,393	236,776	1,078,023
Appraisals	91,952	65,975	334,445
Automated Property Valuation Services	574,803	473,601	2,234,797
Other	13,938	16,058	64,164

Total Units	1,775,333	1,418,552	6,782,500

CAPITAL MARKETS
Securities Trading Volume (7)	$254,172	$274,862	$1,082,793
BANKING
Assets Held by Treasury Bank (in billions)	$56.0	$24.9
INSURANCE
Net Premiums Earned:
Carrier	$53.6	$50.0	$209.4
Reinsurance	14.4	13.1	58.1

Total Net Premiums Earned	$68.0	$63.1	$267.5

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$116	$108
Period-end Rates
10-Year U.S. Treasury Yield	4.21%	4.53%
FNMA 30-Year Fixed Rate MBS Coupon	5.28%	5.59%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.

(3)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes loans held for sale, loans held for investment, and loans serviced under subservicing agreements for others.

(5)	Subservicing volume for other clients.

(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)	Includes trades with Mortgage Banking Division.

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